UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

Jaguar Animal Health, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders of the Company on May 8, 2017.  Three proposals were submitted to and approved by the stockholders of the Company. The proposals are described in detail in the Company’s Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected two Class II directors to the Company’s Board of Directors to hold office for a three-year term until the annual meeting of stockholders in 2020 and until their successors are elected and qualified. The votes regarding this proposal were as follows:

Jiahao Qiu and John Micek III

	For	Withheld	Broker Non- Votes
Jiahao Qiu	7,697,559	91,109	3,863,746
John Micek III	7,554,575	234,093	3,863,746

2. Stockholders ratified the selection of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes regarding this proposal were as follows:

For	Against	Abstained
11,594,720	26,357	31,337

3. The proposal to approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of additional shares of common stock to Aspire Capital Fund LLC pursuant to the common stock purchase agreement dated June 8, 2016 was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non-Votes
7,615,089	107,787	65,792	3,863,746

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

Date: May 8, 2017	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer

3